SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2007
Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51447 (Commission File Number)	20-2705720 (IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington (Address of Principal Executive Offices)	98005 (Zip Code)

Registrant’s telephone number, including area code:	(425) 679-7200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On June 25, 2007, Expedia, Inc. (“Expedia”), a Washington corporation and wholly owned subsidiary of Expedia, Inc., a Delaware corporation, entered into a ten-year Office Building Lease with Tower 333 LLC (the “Landlord”), as lessor, pursuant to which Expedia will lease approximately 348,000 square feet of office space located in Bellevue, Washington (the “Lease Agreement”).
     The initial term of the Lease Agreement will commence on the earlier of the date one-hundred and eighty days after the delivery of possession by the Landlord (“Delivery”) or the date on which Expedia commences business operations in the building. If Delivery has not occurred by September 30, 2008, subject to certain conditions, Expedia may elect to cancel the Lease Agreement upon 30 days written notice. Under the Lease Agreement, Expedia is required to pay an initial base rent of $25.85 per square foot per year, increasing to $35.85 per square foot by the final year of the initial term, as well as Expedia’s proportionate share of certain building operating costs. Provided Expedia meets certain conditions, including that it lease and occupy approximately fifty percent of the initial premises, Expedia has certain rights of first offer to lease additional space and the option to extend the term of the Lease Agreement for two consecutive terms of five years each.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.
Date: June 27, 2007	By:	/s/ Burke F. Norton
		Name:	Burke F. Norton
		Title:	Executive Vice President and General Counsel